UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2021 (March 2, 2021)

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	NAV	New York Stock Exchange
Cumulative convertible junior preference stock, Series D (par value $1.00)	NAV-D	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Navistar International Corporation, a Delaware corporation (the “Company”), held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) on March 2, 2021. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the voting results with respect to each matter.

Proposal 1. The Company’s stockholders approved the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 7, 2020, by and among the Company, TRATON SE, a Societas Europaea (“Parent”), and Dusk Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving company in the Merger as a wholly owned indirect subsidiary of Parent (the “Merger Proposal”). The results of the voting on the Merger Proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
86,043,647	100,731	79,462	3,532,390

Proposal 2. The Company’s stockholders approved the non-binding advisory vote of certain compensation arrangements for the Company’s named executive officers in connection with the Merger. The results of the voting for this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
84,905,773	1,062,453	255,614	3,532,390

Proposal 3. The following nominees were elected to the Board of Directors of the Company to serve a one-year term expiring at the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified. There were no abstentions with respect to this matter. There were 3,532,390 broker non-votes with respect to this matter. The results of the voting for this proposal were as follows:

Nominee	Votes For	Votes Withheld
Troy A. Clarke	85,850,178	373,662
José María Alapont	84,533,123	1,690,717
Stephen R. D’Arcy	85,894,294	329,546
Vincent J. Intrieri	85,230,007	993,833
Mark H. Rachesky, M.D.	83,646,382	2,577,458
Christian Schulz	78,439,477	7,784,363
Kevin M. Sheehan	83,779,320	2,444,520
Dennis A. Suskind	85,221,295	1,002,545
Janet T. Yeung	85,963,823	260,017

The remaining director who did not stand for election at the Annual Meeting and whose term of office as a director continued after such meeting is Jeffrey A. Dokho. Mr. Dokho fills a seat that is appointed by the United Automobiles, Aerospace and Agricultural Implement Workers of America (the “UAW”) and is not elected by stockholders. His term of office continues until his removal by the UAW.

Proposal 4. The Company’s stockholders approved the non-binding advisory vote on executive compensation. The results of the voting for this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
85,568,612	506,638	148,590	3,532,390

Proposal 5. The Company’s stockholders approved the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2021. The results of the voting for this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
89,257,665	232,903	265,662	0

Proposal 6. The sixth proposal at the Annual Meeting was the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal. Because there were sufficient votes at the Annual Meeting to approve the Merger Proposal, the Company’s stockholders were not asked to vote with respect to this proposal at the Annual Meeting.

ITEM 8.01	OTHER EVENTS.

On March 2, 2021, the Company issued a press release announcing that the Company’s stockholders approved the Merger Proposal. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release, dated March 2, 2021, “Navistar Stockholders Approve Acquisition by TRATON”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Walter G. Borst
Name:	Walter G. Borst
Title:	Executive Vice President and Chief Financial Officer

Dated: March 3, 2021